Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 15, 2013, by and among the guaranteeing subsidiaries named on the signature pages hereto (collectively, the “Guaranteeing Subsidiaries”, and each a “Guaranteeing Subsidiary”), each of which is a subsidiary of Gentiva Health Services, Inc., a Delaware corporation (the “Company”), the Company and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 17, 2010, providing for the issuance of 11.5% Senior Notes due 2018 (the “Notes”);
WHEREAS, the Indenture provides that, under certain circumstances, the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein and herein (the “Note Guarantees”); and
WHEREAS, pursuant to Section 9.01(j) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee, jointly and severally with each other Guarantor, on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CON- FLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF AN- OTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture, each of which shall be an original, but all of them together represent the same agreement. Facsimile or other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Supplemental Indenture.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Gentiva Health Services, Inc.
By:	/s/ Tony Strange
Name:	Tony Strange
Title:	Chief Executive Officer and President

[Signature Page to Supplemental Indenture]

GUARANTEEING SUBSIDIARIES:

ABC Hospice, LLC
Alpine Home Health Care, LLC
Alpine Home Health II, Inc.
Alpine Home Health, Inc.
Alpine Resource Group, Inc.
American Homecare Management Corp.
American Hospice, Inc.
Asian American Home Care, Inc.
Bethany Hospice, LLC
California Hospice, LLC
Chaparral Hospice, Inc.
Colorado Hospice, L.L.C.
Faith Home Health and Hospice, LLC
Faith in Home Services, L.L.C.
First Home Health, Inc.
Georgia Hospice, LLC
Girling Health Care Services of Knoxville, Inc.
Girling Health Care, Inc.
Harden Clinical Services, LLC
Harden HC Texas Holdco, LLC
Harden Healthcare Holdings, LLC.
Harden Healthcare Services, LLC
Harden Healthcare, LLC
Harden Home Health, LLC
Harden Home Option, LLC

Harden Hospice, LLC
Hawkeye Health Services, Inc.
HomeCare Plus, Inc.
Horizon Health Care Services, Inc.
Hospice Care of Kansas and Missouri, L.L.C.
Hospice Care of Kansas, L.L.C.
Hospice Care of the Midwest, L.L.C.
Iowa Hospice, L.L.C.
Isidora’s Health Care Inc.
Lakes Hospice, L.L.C.
Lighthouse Hospice - Coastal Bend, LLC
Lighthouse Hospice - Metroplex, LLC
Lighthouse Hospice - San Antonio, LLC
Lighthouse Hospice Management, LLC
Lighthouse Hospice Partners, LLC
Missouri Home Care of Rolla, Inc.
Nursing Care - Home Health Agency, Inc.
Odyssey HealthCare of Savannah, LLC
Omega Hospice, LLC
Saturday Partners, LLC
The American Heartland Hospice Corp.
The Home Option, LLC
The Home Team of Kansas, LLC
Voyager Home Health, Inc.
Voyager HospiceCare, Inc.
We Care Home Health Services, Inc.

By:	/s/ Tony Strange
Name:	Tony Strange
Title:	Chief Executive Officer and President

Voyager Acquisition, L.P.

By its General Partner:

American Hospice, Inc.

	By:	/s/ Tony Strange
	Name:	Tony Strange
	Title:	Chief Executive Officer and President

[Signature Page to Supplemental Indenture]

The Bank of New York Mellon Trust Company, N.A., as trustee
By:	/s/ Michael Countryman
Name:	Michael Countryman
Title:	Vice President

[Signature Page to Supplemental Indenture]